Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------      In Proceeding for Reorganization under
In re:                                      Chapter 11 of the Bankruptcy Code
NANTUCKET INDUSTRIES, INC.,              CASE NO. 00 B 10867 (AJG)
                      Debtor.
Tax ID No. 58-0962699
-----------------------------------

                     ORDER CONFIRMING PLAN OF REORGANIZATION

      A hearing (the "Hearing") having been held before the undersigned United States Bankruptcy Judge on December 10, 2001, pursuant to an order of this Court (the "Confirmation Hearing Order") dated October 24, 2001; The Second Amended Plan of Reorganization dated July 5, 2001 under Chapter 11 of the Bankruptcy Code (the "Plan"), filed by Nantucket Industries, Inc., the debtor and debtor-in-possession (the "Debtor") and Accutone, Inc. having heretofore been filed in the form annexed hereto as Exhibit "A"; this Court, in the Confirmation Hearing Order, having approved the Debtor's Disclosure Statement Dated July 5, 2001 (the "Disclosure Statement"); a notice (the "Notice") of the Hearing, in a form approved by this Court, together with a copy of the Plan and the Disclosure Statement having been mailed to all creditors, interest holders and other parties in interest as required by the Confirmation Hearing Order and in accordance with Bankruptcy Code ss.1125; proof of service of such mailing having been filed with the Court; Debtor's attorneys having filed a Certification of Acceptances and Rejections of Plan in accordance with Local Rule 3018-1; the Proponents of the Plan having moved the Court to confirm the plan; no objections having been filed to the confirmation of the Plan;

      Based on the evidence adduced during the Hearing, it is hereby FOUND AND DETERMINED AS TO THE DEBTOR, that the requirements for confirmation set forth in Bankruptcy Code ss.1129(a) have been satisfied;

      NOW THEREFORE, IT IS ORDERED, that

            1. The Plan be and it hereby is confirmed.

            2. Any unpaid fees under 28 U.S.C. ss.1930 shall be paid within twenty (20) days of the date of this Order and all future fees shall be paid by the Debtor prior to the entry of a final decree.

            3. The provisions of the Plan and this Order shall be, and they hereby are, binding upon the Debtor and any holder of a Claim and/or Interest, whether or not the Claim or Interest is impaired under the Plan and whether or not the holder of such Claim or Interest has accepted the Plan.

            4. Title to all assets of the Debtor as debtor in possession shall immediately vest in reorganized Debtor, the post-confirmation entity. Such vesting shall be free and clear of all liens and encumbrances except for any lien or security interest granted or determined to exist under this Order or pursuant to an order entered by this Court during the pendency of the Chapter 11 case.

            5. The Debtor is discharged from any debt that arose before the date of this order, and any debt of a kind specified in Bankruptcy Code 502(g), (h), or (i), whether or not-(i) a proof of the claim based on such debt is filed or deemed filed under Bankruptcy Code ss.501; (ii)such claim is allowed under Bankruptcy Code ss.502; or (iii) the holder of such claim has accepted the Plan.

            6. Executory Contracts- The Debtor hereby rejects all executory contracts not heretofore assumed.

            7. No entity may commence or continue any action or proceeding, or perform any act, to interfere with the implementation and consummation of the Plan and the payments to be made thereunder.

            8. Objections to Claims- In accordance with Article 6.2 of the Plan, all objections to the allowance of Claims shall be served and filed no later that ninety (90) days following the Effective Date.

            9. Administration Claims and Notice of Claims Bar Date Within fifteen days after the entry of this order pursuant to Rules 2002(f)(7) and 3020(c) of the Federal Rules of Bankruptcy Procedure, the Debtor shall mail to all creditors, interestholders and other parties in interest notice of entry of this Order, together with notice of the last day for filing applications for allowances of compensation and/or reimbursement of expenses or other administration claims, which last day shall be 60 days from the date of this Order.

            10. Retention of Jurisdiction Article IX of the Plan is hereby affirmed in all respects and shall be deemed to be and it hereby is incorporated herein by reference as if set forth in its entirety in this Order.

            11. In the event there is an inconsistency between the provisions of the Plan and this Order, the provisions of this Order shall control.

Dated: New York, New York
December 10, 2001                            s/ Richard L. Bohanon
                                             ---------------------
                                             HON. RICHARD L. BOHANON, U.S.B.J.


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